REAL ESTATE CONTRACT OF SALE

     THIS AGREEMENT ("Contract") is entered into by and between CCI Telecom, Inc., a Nevada corporation ("Seller"), and Gur Parsaad Properties, Ltd., a Texas limited partnership ("Purchaser").

                              W I T N E S S E T H:

     FOR AND IN CONSIDERATION of the promises, undertakings, and mutual covenants of the parties herein set forth, and subject to the terms and conditions hereof, Seller hereby agrees to sell and Purchaser hereby agrees to purchase and pay for all that certain property hereinafter described in accordance with the following terms and conditions:

     1.     PROPERTY.  The  property  to  be  conveyed by Seller to Purchaser at
            --------
Closing  shall  be  comprised  of  the  following:

     All of Lot 1, Block 1, New City Block 17865, CRAIGHEAD ESTATES SUBDIVISION, in the City of San Antonio, Bexar County, Texas (the "Land"), being more particularly described on Exhibit "A" attached hereto and made a part
                                  -----------
     hereof, together with any and all improvements situated on the Land (the "Improvements"); and all right, title and interest of Seller, if any, in and to any and all appurtenances, strips or gores, roads, easements, streets, and rights-of-way bounding the Land; all utility capacity, water rights, licenses, permits, entitlements, and bonds, if any, and all other rights and benefits attributable to the Land; and all rights of ingress and egress thereto (collectively, the "Additional Interests").

     The Land, Improvements and any Additional Interests described in the preceding paragraph are hereinafter sometimes collectively called the "Property." Purchaser understands and agrees that Seller has the right to purchase the Property from the record title holder as of the date hereof, CCI Associates, Ltd. ("Associates"), but Seller does not own record title to the Property as of the date hereof. Purchaser understands that Seller intends to acquire record title to the Property from Associates contemporaneously with the Closing provided for hereunder.

     2.     PURCHASE  PRICE. The purchase price ("Purchase Price") to be paid by
            ---------------
Purchaser to Seller for the Property shall be the sum of Two Million Two Hundred Thousand and No/100 Dollars ($2,200,000.00). The Purchase Price shall be payable to Seller by wire transfer of immediately available federal funds to the Title Company for payment to Seller at Closing.

     3.     TITLE COMPANY.   The title company closing this transaction shall be
            -------------
Presidio Title LLC, Attention: Ron Bates, 7373 Broadway, San Antonio, Texas 78209 ("Title Company").

     4.     DUE DILIGENCE DOCUMENTS. The following documents have been delivered
            -----------------------
to  Purchaser:

          (a)     Title  Commitment.  A current (dated April 1, 2005) commitment
                  -----------------
by Title Company (the "Title Commitment") for the issuance of an owner's policy of title insurance to the Purchaser, together with good and legible copies of all documents constituting exceptions to title as reflected in the Title Commitment.

          (b)     Survey.  Seller  has  previously  caused  to  be  delivered to
                  ------
Purchaser a current survey (referred to herein as the "Survey") of the Property dated April 14, 2005 and prepared by Joseph H. Cash II, a registered professional land surveyor, of Cash Surveying, Inc.

          (c)     Environmental  Study.  Seller  has  previously  delivered  to
                  --------------------
Purchaser a Phase One Environmental Site Assessment dated April 8, 2005, prepared by A. Denese Huntsberry, R.E.M. of Clean Environments, Inc. (the "Environmental Study").

          (d)     Review  of  Title, Survey and Environmental Study. All matters
                  -------------------------------------------------
shown under Exhibit "B" to this Contract, under Schedule B of the Title Commitment, and by the Survey to which Purchaser has not objected or Purchaser has waived as provided herein shall be considered to be "Permitted Exceptions." Notwithstanding the foregoing, under no circumstances shall Purchaser be required to object to any existing liens reflected in the Title Commitment or other matters shown on Schedule "C" thereto, all of which (except for the lien or liens for taxes not yet due and payable) shall be released or satisfied by Seller at its expense out of the Purchase Price at Closing.

     5.     INSPECTION  RIGHT.  Purchaser  has  been  given  the  opportunity to
            -----------------
inspect the condition of the Property and to perform such other investigations as Purchaser elected in its sole discretion.

     6.     REPRESENTATIONS,  WARRANTIES  AND  COVENANTS  OF  SELLER. Seller and
            --------------------------------------------------------
Associates represent and warrant to Purchaser that, contingent upon the conveyance of the Property from Associates to Seller, Seller will have at closing record title to the Property, and that at Closing, such title shall be free and clear of all liens, encumbrances, covenants, restrictions, rights-of-way, easements, leases and other matters affecting title except for the Permitted Exceptions. Seller further represents and warrants to Purchaser that the Property will be transferred to Purchaser free and clear of any management, service or other contractual obligations other than the Permitted Exceptions.

     Seller and Associates hereby further represent and warrant to Purchaser that, to Seller's actual knowledge:

          (a)     No  Actions.  There  are  no  actions,  suits  or  proceedings
                  -----------
pending or, to the best of Seller's knowledge, threatened against Associates or otherwise affecting any portion of the Property, at law or in equity, or before or by any federal, state, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality, domestic or foreign.

          (b)     Authority.  The  execution  by Seller of this Contract and the
                  ---------
consummation by Seller of the sale contemplated hereby have been duly authorized, and do not, and, at the Closing Date, will not, result in a breach of any of the terms or provisions of, or constitute a default under any indenture, agreement, instrument or obligation to which Seller is a party or by which the Property or any portion thereof is bound.

          (c)     Compliance  with  Laws.  The  Property  complies  with  all
                  ----------------------
applicable laws and ordinances, and the present maintenance, operation and use of the Property does not violate any environmental, zoning, subdivision, building or similar law, ordinance, code, regulation or governmental permit affecting the Property.

          (d)     Environmental.
                  -------------

               (i) During the period that Associates has owned the Property, to the best of Seller's knowledge, there has been no storage, production, transportation, disposal, treatment or release of any solid waste, hazardous waste, toxic substance, or any other pollutants or contaminants (hereinafter collectively referred to as "Pollutants") on or in the Property and Associates has complied with all applicable local, state or federal environmental laws and regulations.

               (ii) To the best of Seller's knowledge, prior to Associates' acquisition of the Property there was no storage, production, transportation, disposal, treatment or release of any Pollutants on or in the Property.

               (iii) To the best of Seller's knowledge, there have been no Pollutants on or in neighboring properties, which, through soil or groundwater migration, could have moved to the Property.

          (e)     Condemnation.  To  the  best knowledge of Seller, there are no
                  ------------
pending or threatened condemnation or similar proceedings affecting the Property.

     Seller and Associates make all of the representations and warranties contained in this Paragraph 6 both as of the date hereof and as of the Closing Date and all representations and warranties shall survive Closing. For purposes of this Contract and any document delivered at Closing, whenever the phrases "to the best of Seller's knowledge", "to the actual knowledge of Seller" or the "knowledge" of Seller or words of similar import are used, they shall be deemed to refer to the current, actual, conscious knowledge only, and not any implied, imputed or constructive knowledge, without any independent investigation having been made or any implied duty to investigate, of Michael J. Novak and Roger Benavides, who are executive officers of CCI.

     7.     CLOSING.  The  closing ("Closing") hereunder shall take place at the
            -------
offices  of  the  Title Company at 9:00 a.m. on April 29, 2005 ("Closing Date").

     8.     SELLER'S  OBLIGATIONS  AT  CLOSING.  At  the  Closing,  Seller shall
            ----------------------------------
furnish or deliver to Purchaser, at Seller's sole cost and expense, the following:

          (a)     Deed.  A  general  warranty  deed  covering the Property, duly
                  ----
signed and acknowledged by Seller, which deed shall be in substantially the form promulgated by the State Bar of Texas and otherwise reasonably acceptable to Purchaser, and shall convey to Purchaser good and indefeasible fee simple title to the Property free and clear of all liens, rights-of-way, easements, leases, and other matters affecting title to the Property except for the Permitted Exceptions.

          (b)     Assignment and Bill of Sale.  A blanket assignment and bill of
                  ---------------------------
sale, duly signed and acknowledged by Seller, assigning and conveying to Purchaser title to all personal property covered by this Contract, and all warranties pertaining thereto, and the lessor's interest in all leases encumbering the Property, in a form reasonably acceptable to Purchaser, free and clear of all liens and encumbrances, other than the Permitted Exceptions.

          (c)     Title  Policy.  An  Owner's  Policy  of  Title  Insurance (the
                  -------------
"Title Policy") issued by the Title Company, on the standard form in use in the State of Texas, insuring good and indefeasible fee simple title to the Property in the Purchaser, in the amount of the Purchase Price, subject only to the Permitted Exceptions and the standard printed exceptions therein, except:

               (i) The exception relating to restrictions against the Property shall be deleted, except for such restrictions as may be included in the Permitted Exceptions;

               (ii) The exception relating to standby fees and ad valorem taxes shall except only to taxes owing for the current year and subsequent assessments for prior years due to change in land usage or ownership; and

               (iii) The survey exception shall, at Purchaser's option, be deleted except "shortages in area" at Purchaser's sole cost and expense.

          (d)     Evidence  of  Authority.  Such  evidence or other documents as
                  -----------------------
may be reasonably required by Purchaser or the Title Company evidencing the status and capacity of Seller and the authority of the person or persons who are executing the various documents on behalf of Seller in connection with the sale of the Property.

          (e)     Non-Foreign  Affidavit.  A non-withholding statement that will
                  ----------------------
satisfy the requirements of Section 1445 of the Internal Revenue Code so that Purchaser is not required to withhold any portion of the purchase price for payment to the Internal Revenue Service.

          (f)     Other  Documents.  Such  other  documents as the Title Company
                  ----------------
may  reasonably  require  to  consummate  this  transaction.

     9.     PURCHASER'S OBLIGATIONS AT CLOSING.  At the Closing, Purchaser shall
            ----------------------------------
deliver to Seller, at Purchaser's sole cost and expense, the following:

          (a)     Purchase  Price.  The  Purchase  Price  via  wire  transfer of
                  ---------------
immediately  available  federal  funds.

          (b)     Other  Documents.  Such  other  documents as the Title Company
                  ----------------
may  reasonably  require  to  consummate  this  transaction.

          (c)     Evidence  of Authority.  Such evidence or other documents that
                  ----------------------
may be reasonably required by Seller or the Title Company evidencing the status and capacity of Purchaser and the authority of the person or persons who are executing the various documents on behalf of Purchaser in connection with the purchase of the Property.

     10.     COSTS  AND  ADJUSTMENTS.
             -----------------------

          (a)     Taxes  and  Closing  Costs.  All  ordinary real property taxes
                  --------------------------
levied or assessed against the Property by the city, county, state or other taxing authority shall be prorated between Purchaser and Seller on the basis of the latest available tax assessments. The apportionment of taxes shall be upon the basis of the tax rate for the last preceding year (if the current year's statements are not available) applied to the latest assessed valuation, and adjustments in the prorations shall be made if necessary upon receipt of the tax statements for the year of Closing, and both parties agree that payment of the amount of such adjustments shall be made within ten (10) days of receipt of such tax statements for the year of Closing. Seller shall pay for the cost of the title policy delivered to Purchaser, tax certificates, and one-half of the escrow fees charged by Title Company. Purchaser shall pay any fees charged by Purchaser's lender, if any, including any mortgagee title policy required in connection therewith, the premium for the "Shortages in Area" deletion (if such deletion is desired by Purchaser), and one-half of the escrow fees charged by Title Company. Seller and Purchaser shall each be responsible for the fees and expenses of their respective attorneys, except that Seller shall pay the first Ten Thousand Dollars ($10,000.00) of Purchaser's attorneys' fees for this transaction, if any, when, as and if the Closing occurs, but not otherwise, and same shall be credited from Seller to Purchaser on the Closing statement.

          (b)     Other  Income  and  Expenses.  All  other  income and ordinary
                  ----------------------------
operating expenses for or pertaining to the Property, including, but not limited to, public utility charges, maintenance and service charges shall be prorated as of the Closing Date; provided that Purchaser shall not be obligated for payments under any management, service or other contractual agreements affecting the Property and the same shall be terminated prior to Closing unless Purchaser expressly elects to assume the same; and provided further that income from the Existing CCI Lease (as hereinafter defined) shall not be prorated.

     Seller agrees to indemnify and hold Purchaser harmless of and from any and all liabilities, claims, demands and expenses, of any kind or nature arising or attributable to the period prior to the Closing Date and which are in any way related to the ownership, maintenance or operation of the Property, and all expenses related thereto, including, but not limited to, court costs and attorneys' fees.

     Purchaser agrees to indemnify and hold Seller harmless of and from any and all liabilities, claims, demands and expenses, of any kind or nature, arising or attributable to the period on or subsequent to the Closing Date and which are in any way related to the ownership, maintenance or operation of the Property, including, but not limited to, court costs and attorneys' fees.

     11.     INTENTIONALLY  DELETED.
             ----------------------

     12.     NOTICES.  All  notices, demands or other communications of any type
             -------
given by the Seller to the Purchaser, or by the Purchaser to the Seller, whether required by this Contract or in any way related to the transaction contracted for herein, shall be void and of no effect unless given in accordance with the provisions of this paragraph. All notices shall be in writing and delivered to the person to whom the notice is directed, either in person, by overnight delivery service, facsimile with confirmed receipt, or by mail as a registered or certified item, return receipt requested. Notices delivered by mail shall be deemed given upon the date when deposited in a post office or other depository under the care or custody of the United States Postal Service, enclosed in a wrapper with proper postage affixed, and notices delivered by other means shall be effective when received by the party to whom the same is addressed, and such notices shall be addressed as follows:

     Seller:                 CCI  Telecom,  Inc.
                            19240 Red Land Road
                            San Antonio, Texas 78259
                            Telephone: (210) 496-1926
                            Fax: (210) 491-0932


     With  copy  to:        Lee  R.  Sandoloski
                            Loeffler Tuggey Pauerstein Rosenthal
                            755 East Mulberry
                            Suite 200
                            San Antonio, Texas 78212
                            Telephone: (210) 354-4300
                            Fax: (210) 354-4034

     Purchaser:             Gur  Parsaad  Properties,  Ltd.
                            c/o Karta Technologies, Inc.
                            5555 Northwest Parkway
                            San Antonio, Texas 78249
                            Telephone: (210) 582-3000
                            Fax: (210) 582-3003

     With  copy  to:        Robert  A.  Wehrmeyer,  Jr.
                            c/o Karta Technologies, Inc.
                            5555 Northwest Parkway
                            San Antonio, Texas 78249
                            Telephone: (210) 582-3000
                            Fax: (210) 582-3003


     13.     REMEDIES.  In the event that Seller fails to timely comply with all
             --------
conditions, covenants and obligations hereunder, or any of the representations and warranties of Seller contained herein are untrue, such failure or misrepresentation shall be an event of default by Seller and Purchaser shall be entitled, as its sole and exclusive remedy, either to (i) terminate this Contract by providing written notice thereof to Seller, and the parties hereto shall have no further liabilities or obligations one unto the other, or (ii) enforce specific performance of this Contract.

     In the event that Purchaser fails to timely comply with all conditions, covenants and obligations it has hereunder, except due to a default by Seller, such failure shall be an event of default by Purchaser, and Seller's sole and exclusive remedy for any such default shall be to terminate this Contract, Seller hereby waiving any other rights or remedies to which it may otherwise be entitled.

     14.     MISCELLANEOUS.
             -------------

          (a)     Interpretation  and  Applicable  Law.  This Agreement shall be
                  ------------------------------------
construed and interpreted in accordance with the laws of the State of Texas, and venue shall be in Bexar County, Texas. Where required for proper interpretation, words in the singular shall include the plural; the masculine gender shall include the neuter and the feminine, and vice versa. The terms "successors and assigns" shall include the heirs, administrators, executors, successors and permitted assigns, as applicable, of any party hereto. Time is of the essence in this Contract in all respects.

          (b)     Amendment.  This  Contract  may  not  be  modified or amended,
                  ---------
except by an agreement in writing signed by the Seller and the Purchaser. The parties may waive any of the conditions contained herein or any of the obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such conditions and obligations.

          (c)     Attorneys' Fees.  In the event it becomes necessary for either
                  ---------------
party to file a suit to enforce this Contract or any provisions contained herein, the prevailing party shall be entitled to recover, in addition to all other remedies or damages, reasonable attorneys' fees and costs of court incurred in such suit.

          (d)     Descriptive Headings.  The descriptive headings of the several
                  --------------------
paragraphs contained in this Contract are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          (e)     Entire  Agreement.  This  Contract  (and  the  items  to  be
                  -----------------
furnished in accordance herewith) constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. No representation, warranty, covenant, agreement or condition not expressed in this Contract shall be binding upon the parties hereto or shall affect or be effective to interpret, change or restrict the provisions of this Contract.

          (f)     Multiple  Originals and Counterparts.  The parties may execute
                  ------------------------------------
numerous copies of this Contract hereto, either together or in counterparts. Each such executed copy or, if signed in counterparts, both such counterparts shall have the full force and effect of an original executed instrument.

          (g)     Real  Estate  Commission.  Each  party  hereby  represents and
                  ------------------------
warrants that it has not entered into any agreements which could give rise to a real estate commission being owed as a result of this Contract, and each party hereby indemnifies and agrees to hold the other party harmless from any loss, liability, damage, cost or expense (including reasonable attorneys' fees) resulting to the other party by reason of any brokerage fees or claims by brokers, arising out of any agreement entered into by such party in connection with the Property. Notwithstanding anything to the contrary contained herein, the indemnities set forth in this subparagraph 14(g)shall survive the Closing.

          (h)     Assignment.  Purchaser  may,  at  its  option  and at any time
                  ----------
during  this  Contract,  assign  this  Contract  without  the consent of Seller.

          (i)     Effective  Date.  All  references  in  this  Contract  to  the
                  ---------------
"Effective Date", the "date hereof", or the "date of this Contract" shall mean the date upon which the Title Company acknowledges receipt of this Contract as set forth below.

          (j)     Legal  Holidays.  Notwithstanding  anything  herein  to  the
                  ---------------
contrary, if the final date of any period, any date of performance or any deadline date which is set forth in this Contract falls on a Saturday, Sunday or federal legal holiday, then such date shall be extended to the next following date which is not a Saturday, Sunday or federal legal holiday.

          (k)     Binding Effect.  This Contract shall be binding upon and shall
                  --------------
inure  to  the  benefit  of the parties hereto and their successors and assigns.

     15.     CCI  LEASE.  Notwithstanding  any  other  provision  herein  to the
             ----------
contrary, it is hereby understood and agreed between Seller and Purchaser that the Property is currently subject to an existing lease (the "Existing CCI Lease") between Associates and Contemporary Constructors, Inc. ("CCI") (CCI being a wholly-owned subsidiary of Seller). Purchaser and Seller are negotiating the terms and conditions of a new lease (the "New Lease") to replace the Existing CCI Lease. It is a condition of both Seller and Purchaser to Closing that Purchaser and Seller enter into the New Lease at the Closing. In the event that Purchaser and Seller fail to enter into the New Lease at or prior to the Closing, for any reason or for no reason, then either Purchaser or Seller may terminate this Contract on or prior to the Closing Date, whereupon this Contract shall be cancelled, and thereafter neither Seller nor Purchaser shall have any continuing rights or obligations hereunder. Upon execution of the New Lease, the Existing CCI Lease shall be deemed terminated in all respects and no proration of rent on account of either the New Lease or the Existing CCI Lease shall be made at Closing.

     16.     ACQUISITION  OF  TITLE  FROM ASSOCIATES.  Notwithstanding any other
             ---------------------------------------
provision herein to the contrary, it is hereby understood and agreed between Seller and Purchaser that the Property is currently owned by Associates. It is a condition of both Seller and Purchaser to Closing that Seller acquire record title to the Property from Associates. In the event that Seller fails to acquire title to the Property from Associates on or prior to the Closing Date, for any reason or for no reason, then either Purchaser or Seller may terminate this Contract on or prior to the Closing Date, whereupon this Contract shall be cancelled, and thereafter neither Seller nor Purchaser shall have any continuing rights or obligations hereunder.


                           [Signature Page to Follow]

     EXECUTED on this the 29th day of April 2005.


                                   SELLER:
                                   ------

                                   CCI Telecom, Inc., a Nevada corporation

                                        By: /s/ Michael J. Novak
                                           ---------------------------
                                                Michael J. Novak
                                                President


                                   PURCHASER:
                                   ---------

                                   Gur Parsaad Properties, Ltd., a Texas limited partnership

                                        By:  Gur Parsaad Management, LLC, its
                                        general partner

                                        By: /s/ G.P. Singh
                                           ---------------------------
                                                G.P. Singh
                                                Manager



AS TO PARAGRAPHS 5 AND 6 ONLY:

CCI ASSOCIATES, LTD., a Texas limited partnership

     By:   NOVAK PROPERTIES, INC.
           a Texas corporation, its General Partner


            By: /s/ Michael J. Novak
               ---------------------------
                    Michael J. Novak
                    President

RECEIPT OF ONE (1) EXECUTED COUNTERPART OF
THIS CONTRACT IS HEREBY ACKNOWLEDGED:

TITLE  COMPANY:
--------------

PRESIDIO  TITLE  LLC

By:
   ---------------------------------
Name:
     -------------------------------
Its:
    --------------------------------
Date:
     -------------------------------

                                   EXHIBIT "A"

                                Legal Description

 Lot 1, New City Block 17865, situated in the City of San Antonio, Bexar County,
    Texas, and being out of Craighead Estates Subdivision as recorded in Volume
       9502, Page 178 of the Deed and Plat Records of Bexar County, Texas.

                                   EXHIBIT "B"

                              Permitted Exceptions

              [Attach Schedule B of April 1, 2005 Title Commitment]

All matters shown on Schedule B to that certain Commitment for Title Insurance issued by the Title Company under GF No. 100425, dated April 1, 2005, effective as of March 8, 2005 (showing McClane Partners, LLC as Proposed Insured), which Schedule B is attached hereto and made a part hereof for all purposes.



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